Exhibit 3.17

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES ALABAMA CATS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2004, AT 2:33 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ALABAMA CENTRAL, LLC” TO “SUNFLOWER CATS, LLC”, FILED THE THIRTIETH DAY OF MARCH, A.D. 2005, AT 10:56 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SUNFLOWER CATS, LLC” TO “ADVANCED DISPOSAL SERVICES ALABAMA CATS, LLC”, FILED THE TWENTIETH DAY OF JULY, A.D. 2007, AT 1:18 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES ALABAMA CATS, LLC”.

3848213 8100H

121187077

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9956769

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

ALABAMA CENTRAL, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is Alabama Central, LLC (the “Company”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company,

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 27th of August, 2004.

Michael A: Wodrich

Authorized Person of Company

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being the sole Member of Alabama Central, LLC (the “Company”), a limited liability company existing under the laws of the State of Delaware, does hereby state:

1 The name of the limited liability company is Alabama Central, LLC,

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety to read as follows:

“ARTICLE I—NAME

The name of this limited liability company is Sunflower CATS, LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned Member has executed this Certificate of Amendment of Alabama Central, LLC this 30th day of March, 2005.

SUNFLOWER LANDFILL, LLC

By:

Charles C. Appleby

Vice President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Sunflower CATS, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: Article I—Name The name of this Limited Liability Company is Advanced Disposal Services Alabama CATS, LLC (the ‘‘Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 20th day of July, A.D. 2007.

By:

Authorized Person(s)

Name: Steven R. Carn, VP

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